Exhibit 99.1

2018 third quarter results
Press release
August 8, 2018

Press Release

Nuance Announces Third Quarter 2018 Results

Delivers Strong Performance Across Several Key Financial Metrics

Announces $500 Million Share Repurchase Program, $150 Million Debt Repayment

Portfolio and Business Review Proceeding as Planned

BURLINGTON, Mass., August 8, 2018 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its third quarter fiscal year 2018, the three months ended June 30, 2018.
As part of its efforts to return capital to shareholders and strengthen its balance sheet, Nuance also announced today that its Board of Directors has authorized an incremental share repurchase program of up to $500 million, as well as a $150 million debt repayment.
“We delivered solid Q3 18 results, including non-GAAP revenue above the high end of our guidance, non-GAAP diluted EPS slightly above the midpoint of our guidance, and 7% net new bookings growth,” said Mark Benjamin, Nuance’s chief executive officer. “In addition, we made significant changes to our Board of Directors and governance and acted on our commitment to rebalance our capital allocation strategy, repurchasing 8.1 million shares, or approximately 3% of our total shares outstanding.”
“We also made meaningful progress with our portfolio and business reviews in the quarter,” continued Benjamin. "We are acting with urgency and driving toward a simplified and more efficient business, capable of sustainable, long-term revenue and earnings growth with resources keenly focused on opportunities that leverage Nuance’s core strengths in key vertical markets. As we committed last quarter, we will discuss Nuance’s next phase of growth and the evolution of our business in more detail when we report our fiscal fourth quarter and full year 2018 results.”
Third Quarter Performance Summary
On a GAAP basis:

–	GAAP revenue of $502.9 million, up 3% compared to $486.2 million a year ago.

–	GAAP recurring revenue of 73% of total GAAP revenue, consistent with the year-ago period

–	GAAP net loss of $(14.0) million, or $(0.05) per share, compared to a loss of $(27.8) million, or $(0.10) per share, in the third quarter of fiscal year 2017

–	GAAP operating margin of 5.7%, compared to 2.9% in the third quarter of fiscal year 2017

–	Cash flow from operations of $99.7 million in the third quarter of fiscal year 2018, compared to $132.0 million in the third quarter of fiscal year 2017

On a non-GAAP basis:

–	Non‑GAAP revenue of $506.0 million as reported, up 2% compared to $495.6 million in the third quarter of fiscal year 2017

–	Organic revenue grew 1% in the quarter to $506.0 million from $502.8 million in the prior year period

–	Non-GAAP recurring revenue of 73% of- total non-GAAP revenue, consistent with the year-ago period

–	Non-GAAP net income of $79.6 million, or $0.27 per diluted share, compared to non-GAAP net income of $79.2 million, or $0.27 per diluted share, in the third quarter of fiscal year 2017

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–	Non‑GAAP operating margin of 24.7%, compared to 27.0% in the third quarter of fiscal year 2017

–	Cash flow from operations of $99.7 million, or 125% of non-GAAP net income

–	Net new bookings growth of 7%, to $471.1 million, up from $438.5 million a year ago

Returning Capital to Shareholders and Strengthening the Balance Sheet
During Q3 18, under the Company’s current Board-authorized stock repurchase program, Nuance repurchased 8.1 million shares of its common stock, representing approximately 3% of its total shares outstanding as of March 31, 2018, at an average price of $13.81 per share and a total purchase price of $112.0 million.
As of August 7, 2018, the Company had repurchased an additional 1.1 million shares, bringing the total number of shares repurchased since the beginning of Q3 18 to 9.2 million, at an aggregate purchase price of $127.5 million.
Subsequently, given confidence in the Company’s ability to generate long-term value and its commitment to return capital to shareholders, Nuance today announced that its Board of Directors authorized an incremental share repurchase program of up to $500 million, supplementing the current authorization. Including the new authorization, Nuance had $565.9 million available for future share repurchases as of August 7, 2018.
In addition, the Company announced today that its Board of Directors authorized the repayment of
$150 million of the Company’s 2020 5.375% high-yield bonds, which will be callable at par after August 15, 2018. The Company expects this repayment to take place in mid-September and to reduce annual cash interest expense by approximately $8.1 million. Total debt maturity value will be $2.44 billion after the repayment, down from $2.59 billion as of June 30, 2018.
Business Outlook
Nuance reiterated its expectations for 5% to 7% net new bookings growth and guided to approximately 3% organic revenue growth for fiscal year 2018, consistent with the midpoint of its prior guidance of 2% to 4% organic revenue growth.
In addition, the Company expects fiscal year 2018 GAAP EPS in a range of $(0.44) to $(0.39) and non-GAAP diluted EPS in a range of $1.11 to $1.15 per share, an increase of $0.01 at the mid-point from its prior guidance range of $1.09 to $1.15 per share, and inclusive of an estimated $0.01 benefit as a result of share repurchases to date.
For a complete discussion on Nuance’s third quarter results and business outlook, please see the Company’s Prepared Remarks document available at http://www.nuance.com/earnings-results/
Please refer to the “Discussion of Non-GAAP Financial Measures,” and “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP.
Conference Call and Prepared Remarks
Nuance provides prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with this press release.

Nuance will host an investor conference call today that will begin at 5:00 p.m. ET and will include brief comments followed by questions and answers. To access the live broadcast, please visit the Investor Relations section of Nuance’s website at http://investors.nuance.com. The call can also be heard by dialing 866-393-4306 or 734-385-2616 at least five minutes prior to the call start time and referencing conference code 2776239. A replay will

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be available within 24 hours of the announcement via the webcast link at http://investors.nuance.com or by dialing 855-859-2056 or 404-537-3406 and using the access code 2776239.

About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is the pioneer and leader in conversational AI innovations that bring intelligence to everyday work and life. The Company delivers solutions that understand, analyze and respond to human language to increase productivity and amplify human intelligence.  With decades of domain and artificial intelligence expertise, Nuance works with thousands of organizations - in global industries that include healthcare, telecommunications, automotive, financial services, and retail - to create stronger relationships and better experiences for their customers and workforce. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: fluctuations in demand for our existing and future products; fluctuations in the mix of products and services sold in specific periods; further unanticipated costs resulting from the FY17 malware incident including potential costs associated with litigation or governmental investigations that may result from the incident; our ability to control and successfully manage our expenses and cash position; our ability to develop and execute in a timely manner our productivity and cost initiatives; the effects of competition, including pricing pressure, and changing business models in the markets and industries we serve; changes to economic conditions in the United States and internationally; uncertainties associated with the transition of our chief executive officer, and the addition of a number of new directors; the imposition of tariffs or other trade measures particularly between the United States and China; potential future impairment charges related to our newly reorganized business reporting units; fluctuating currency rates; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the conversion rate of bookings into revenue; the ability to realize anticipated synergies from acquired businesses; and the other factors described in our Form 10-Q for the period ended March 31, 2018. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Definitions of Bookings and Net New Bookings
Bookings. Bookings represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value represents the gross total contract value.  For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

Net new bookings. Net new bookings represents the estimated revenue value at the time of contract execution from new contractual arrangements or the estimated revenue value incremental to the portion of the transaction value attributable to renewals under pre-existing arrangements. Constant currency for net new bookings is calculated using

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current period net new bookings denominated in currencies other than United States dollars, converted into United States dollars using the average exchange rate for those currencies from the prior year period rather than the actual exchange rate in effect during the current period.

Discussion of non-GAAP Financial Measures
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations.  By continuing operations, we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and nine months ended June 30, 2018 and 2017, our management has either included or excluded items in seven general categories, each of which is described below.
Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although

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acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.
Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.
These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:
(i)  Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.
(ii)  Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.
(iii)  Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.
Amortization of acquired intangible assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

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Non-cash expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest.  These items are further discussed as follows:
(i) Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii) Non-cash interest.  We exclude non-cash interest because we believe that excluding this expense provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.
Other expenses.
We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These items include losses from extinguishing our convertible debt.  Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation program, implementation of the new revenue recognition standard (ASC 606), and expenses associated with the malware incident and remediation thereof are also excluded.
Non-GAAP income tax provision.
Effective Q2 2017, we changed our method of calculating our non-GAAP income tax provision. Under the prior method, we calculated our non-GAAP tax provision using a cash tax method to reflect the estimated amount we expected to pay or receive in taxes related to the period, which is equivalent to our GAAP current tax provision. Under the new method, our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability.  We also exclude from our non-GAAP tax provision certain discrete tax items as they occur, which in fiscal year 2018 also includes certain impacts from the Tax Cuts and Jobs Act of 2017.

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Contact Information

Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email:richard.mack@nuance.com Suzanne DuLong Nuance Communications, Inc. Tel: 781-565-5077 Email:suzanne.dulong@nuance.com

Financial Tables Follow

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Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended June 30,		Nine months ended June 30,
	2018	2017	2018	2017

Revenues:
Professional services and hosting	$254,478	$251,488	$788,079	$763,595
Product and licensing	168,682	154,228	491,776	465,238
Maintenance and support	79,727	80,505	238,901	244,619
Total revenues	502,887	486,221	1,518,756	1,473,452

Cost of revenues:
Professional services and hosting	166,280	169,439	519,859	498,501
Product and licensing	19,052	17,637	57,087	54,805
Maintenance and support	14,346	13,410	42,778	40,248
Amortization of intangible assets	13,760	15,727	43,896	48,487
Total cost of revenues	213,438	216,213	663,620	642,041

Gross profit	289,449	270,008	855,136	831,411

Operating expenses:
Research and development	75,726	66,565	223,277	199,119
Sales and marketing	96,212	97,011	292,359	292,201
General and administrative	50,653	42,329	177,833	123,637
Amortization of intangible assets	24,117	29,160	69,851	84,931
Acquisition-related costs, net	4,916	7,646	12,837	22,051
Restructuring and other charges, net	9,237	13,035	32,986	39,649
Impairment of goodwill	—	—	137,907	—
Total operating expenses	260,861	255,746	947,050	761,588

Income (loss) from operations	28,588	14,262	(91,914)	69,823
Other expenses, net	(32,052)	(39,489)	(98,352)	(133,292)
Loss before income taxes	(3,464)	(25,227)	(190,266)	(63,469)
Provision (benefit) for income taxes	10,573	2,609	(65,404)	22,103
Net loss	$(14,037)	$(27,836)	$(124,862)	$(85,572)

Net loss per share:
Basic	$(0.05)	$(0.10)	$(0.43)	$(0.30)
Diluted	$(0.05)	$(0.10)	$(0.43)	$(0.30)

Weighted average common shares outstanding:
Basic	292,663	287,856	292,703	289,269
Diluted	292,663	287,856	292,703	289,269

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Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2018	September 30, 2017
	Unaudited

ASSETS
Current assets:
Cash and cash equivalents	$331,259	$592,299
Marketable securities	154,085	251,981
Accounts receivable, net	396,766	395,392
Prepaid expenses and other current assets	104,157	88,269
Total current assets	986,267	1,327,941

Marketable securities	23,801	29,844
Land, building and equipment, net	172,596	176,548
Goodwill	3,510,454	3,590,608
Intangible assets, net	612,913	664,474
Other assets	140,060	142,508
Total assets	$5,446,091	$5,931,923

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$—	$376,121
Contingent and deferred acquisition payments	22,259	28,860
Accounts payable, accrued expenses and other current liabilities	319,541	340,505
Deferred revenue	389,032	366,042
Total current liabilities	730,832	1,111,528

Long-term debt	2,323,516	2,241,283
Deferred revenue, net of current portion	482,834	423,929
Other liabilities	150,994	223,801
Total liabilities	3,688,176	4,000,541

Stockholders' equity	1,757,915	1,931,382
Total liabilities and stockholders' equity	$5,446,091	$5,931,923

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Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(14,037)	$(27,836)	$(124,862)	$(85,572)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	54,112	58,311	161,167	174,955
Stock-based compensation	35,202	42,331	106,937	121,809
Non-cash interest expense	11,896	16,141	37,091	42,912
Deferred tax (benefit) provision	(787)	1,119	(91,118)	6,762
Loss on extinguishment of debt	—	—	—	18,565
Impairment of goodwill	—	—	137,907	—
Impairment of fixed asset	—	5,407	1,780	16,351
Other	315	1,917	894	4,259
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	14,422	29,563	2,007	28,132
Prepaid expenses and other assets	3,364	(2,236)	(18,695)	(14,531)
Accounts payable	(238)	13,209	(4,011)	12,209
Accrued expenses and other liabilities	(3,559)	6,539	1,671	(4,040)
Deferred revenue	(1,032)	(12,436)	84,255	60,552
Net cash provided by operating activities	99,658	132,029	295,023	382,363
Cash flows from investing activities:
Capital expenditures	(13,639)	(15,246)	(38,965)	(34,033)
Payments for business and asset acquisitions, net of cash acquired	(96,457)	(37,230)	(109,225)	(110,220)
Purchases of marketable securities and other investments	(65,651)	(38,211)	(158,645)	(192,062)
Proceeds from sales and maturities of marketable securities and other investments	64,404	36,786	259,677	106,444
Net cash used in investing activities	(111,343)	(53,901)	(47,158)	(229,871)
Cash flows from financing activities:
Repayment and redemption of debt	—	—	(331,172)	(634,055)
Proceeds from issuance of long-term debt, net of issuance costs	—	(878)	—	838,081
Payments for repurchase of common stock	(111,979)	—	(111,979)	(99,077)
Acquisition payments with extended payment terms	(3,842)	—	(20,769)	—
Proceeds from issuance of common stock from employee stock plans	1	84	9,361	8,682
Payments for taxes related to net share settlement of equity awards	(7,846)	(9,170)	(51,852)	(52,523)
Other financing activities	(428)	(218)	(1,075)	(424)
Net cash (used in) provided by financing activities	(124,094)	(10,182)	(507,486)	60,684
Effects of exchange rate changes on cash and cash equivalents	(1,604)	8	(1,419)	(1,202)
Net (decrease) increase in cash and cash equivalents	(137,383)	67,954	(261,040)	211,974
Cash and cash equivalents at beginning of period	468,642	625,640	592,299	481,620
Cash and cash equivalents at end of period	$331,259	$693,594	$331,259	$693,594

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Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2018	2017	2018	2017

GAAP revenues	$502,887	$486,221	$1,518,756	$1,473,452
Acquisition-related revenue adjustments: professional services and hosting	1,378	3,258	3,674	8,508
Acquisition-related revenue adjustments: product and licensing	1,734	5,941	10,515	19,970
Acquisition-related revenue adjustments: maintenance and support	31	204	224	810
Non-GAAP revenues	$506,030	$495,624	$1,533,169	$1,502,740

GAAP cost of revenues	$213,438	$216,213	$663,620	$642,041
Cost of revenues from amortization of intangible assets	(13,760)	(15,727)	(43,896)	(48,487)
Cost of revenues adjustments: professional services and hosting (1)	(6,861)	(8,385)	(20,590)	(24,875)
Cost of revenues adjustments: product and licensing (1)	(114)	(104)	(492)	(298)
Cost of revenues adjustments: maintenance and support (1)	(952)	(1,130)	(3,041)	(3,117)
Non-GAAP cost of revenues	$191,751	$190,867	$595,601	$565,264

GAAP gross profit	$289,449	$270,008	$855,136	$831,411
Gross profit adjustments	24,830	34,749	82,432	106,065
Non-GAAP gross profit	$314,279	$304,757	$937,568	$937,476

GAAP income (loss) from operations	$28,588	$14,262	$(91,914)	$69,823
Gross profit adjustments	24,830	34,749	82,432	106,065
Research and development (1)	8,224	9,610	26,316	26,498
Sales and marketing (1)	9,491	11,981	28,533	34,968
General and administrative (1)	9,560	11,121	27,965	32,053
Acquisition-related costs, net	4,916	7,646	12,837	22,051
Amortization of intangible assets	24,117	29,160	69,851	84,931
Restructuring and other charges, net	9,237	13,035	32,986	39,649
Impairment of goodwill	—	—	137,907	—
Other (4)	6,249	2,269	49,426	7,980
Non-GAAP income from operations	$125,212	$133,833	$376,339	$424,018

GAAP loss before income taxes	$(3,464)	$(25,227)	$(190,266)	$(63,469)
Gross profit adjustments	24,830	34,749	82,432	106,065
Research and development (1)	8,224	9,610	26,316	26,498
Sales and marketing (1)	9,491	11,981	28,533	34,968
General and administrative (1)	9,560	11,121	27,965	32,053
Acquisition-related costs, net	4,916	7,646	12,837	22,051
Amortization of intangible assets	24,117	29,160	69,851	84,931
Restructuring and other charges, net	9,237	13,035	32,986	39,649
Non-cash interest expense	11,896	16,141	37,091	42,912
Loss on extinguishment of debt	—	—	—	18,565
Impairment of goodwill	—	—	137,907	—
Other (4)	6,249	2,269	49,426	7,980
Non-GAAP income before income taxes	$105,056	$110,485	$315,078	$352,203

(4) Includes approximately $3.9 million and $43 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and nine months ended June 30, 2018, respectively.

Page	11	of 14

2018 third quarter results
Press release
August 8, 2018

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three months ended		Nine months ended
	June 30,		June 30,
	2018	2017	2018	2017

GAAP provision (benefit) for income taxes	$10,573	$2,609	$(65,404)	$22,103
Income tax effect of Non-GAAP adjustments	28,002	45,759	97,232	139,048
Removal of valuation allowance and other items	(13,158)	(17,455)	(47,241)	(56,457)
Removal of discrete items (3)	—	412	91,069	(1,320)
Non-GAAP provision for income taxes	$25,417	$31,325	$75,656	$103,374

GAAP net loss	$(14,037)	$(27,836)	$(124,862)	$(85,572)
Acquisition-related adjustment - revenues (2)	3,143	9,403	14,413	29,288
Acquisition-related costs, net	4,916	7,646	12,837	22,051
Cost of revenue from amortization of intangible assets	13,760	15,727	43,896	48,487
Amortization of intangible assets	24,117	29,160	69,851	84,931
Restructuring and other charges, net	9,237	13,035	32,986	39,649
Loss on extinguishment of debt	—	—	—	18,565
Impairment of goodwill	—	—	137,907	—
Stock-based compensation (1)	35,202	42,331	106,937	121,809
Non-cash interest expense	11,896	16,141	37,091	42,912
Adjustment to income tax expense	(14,844)	(28,716)	(141,060)	(81,271)
Other (4)	6,249	2,270	49,426	7,979
Non-GAAP net income	$79,639	$79,161	$239,422	$248,828

Non-GAAP diluted net income per share	$0.27	$0.27	$0.80	$0.85

Diluted weighted average common shares outstanding	294,909	290,592	298,983	292,107

(3) As a result of the TCJA, we remeasured certain deferred tax assets and liabilities at the lower rates and recorded approximately $87.0 million of tax benefits for the nine months ended June 30, 2018, which also reflected a benefit of $0.5 million for the three months ended June 30, 2018 as we revised our estimates of the timing and amounts of the temporary differences. Additionally, we recorded a $2.0 million provision for the deemed repatriation of foreign cash and earnings for the nine months ended June 30, 2018.

Also for the nine months ended June 30, 2018, we recorded a tax benefit of $8.5 million related to the impairment of deductible goodwill in Brazil.

(4) Includes approximately $3.9 million and $43 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and nine months ended June 30, 2018, respectively.

Page	12	of 14

2018 third quarter results
Press release
August 8, 2018

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended June 30,		Nine months ended June 30,
	2018	2017	2018	2017

(1) Stock-based compensation
Cost of professional services and hosting	$6,861	$8,385	$20,590	$24,875
Cost of product and licensing	114	104	492	298
Cost of maintenance and support	952	1,130	3,041	3,117
Research and development	8,224	9,610	26,316	26,498
Sales and marketing	9,491	11,981	28,533	34,968
General and administrative	9,560	11,121	27,965	32,053
Total	$35,202	$42,331	$106,937	$121,809

(2) Acquisition-related revenue and cost of revenue
Revenues	$3,143	$9,403	$14,413	$29,288
Total	$3,143	$9,403	$14,413	$29,288

Page	13	of 14

2018 third quarter results
Press release
August 8, 2018

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

Hosting Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2017	2017	2017	2017	2017	2018	2018	2018
GAAP Revenues	$193.3	$202.2	$189.4	$149.0	$733.8	$185.1	$194.4	$190.2
Adjustment	2.3	2.7	3.1	2.0	10.1	1.2	1.0	1.4
Non-GAAP Revenues	$195.6	$204.8	$192.5	$150.9	$743.9	$186.3	$195.4	$191.7

Maintenance and Support Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2017	2017	2017	2017	2017	2018	2018	2018
GAAP Revenues	$82.5	$81.6	$80.5	$82.5	$327.1	$80.8	$78.4	$79.7
Adjustment	0.2	0.4	0.2	0.2	1.0	0.1	0.1	0.1
Non-GAAP Revenues	$82.7	$82.0	$80.7	$82.7	$328.1	$80.9	$78.5	$79.8

Perpetual Product and Licensing Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2017	2017	2017	2017	2017	2018	2018	2018
GAAP Revenues	$78.7	$76.5	$73.5	$77.3	$306.0	$76.6	$73.0	$76.9
Adjustment	0.7	0.5	0.9	0.4	2.4	0.4	0.3	0.4
Non-GAAP Revenues	$79.3	$77.0	$74.4	$77.7	$308.4	$76.9	$73.3	$77.2

Recurring Product and Licensing Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2017	2017	2017	2017	2017	2018	2018	2018
GAAP Revenues	$73.1	$82.8	$80.8	$92.8	$329.4	$85.2	$88.3	$91.8
Adjustment	5.1	7.8	5.0	6.1	24.1	5.4	2.7	1.4
Non-GAAP Revenues	$78.2	$90.6	$85.8	$98.9	$353.5	$90.7	$90.9	$93.2

Professional Services Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2017	2017	2017	2017	2017	2018	2018	2018
GAAP Revenues	$60.1	$56.5	$62.1	$64.3	$243.1	$73.9	$80.2	$64.2
Adjustment	0.2	0.1	0.1	0.1	0.5	0.1	—	—
Non-GAAP Revenues	$60.3	$56.7	$62.2	$64.4	$243.6	$74.0	$80.2	$64.2

Total Recurring Revenues	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3
	2017	2017	2017	2017	2017	2018	2018	2018
GAAP Revenues	$353.0	$370.2	$354.5	$328.6	$1,406.4	$355.3	$365.0	$365.9
Adjustment	7.5	11.4	8.7	8.2	35.9	6.9	3.9	2.8
Non-GAAP Revenues	$360.5	$381.7	$363.2	$336.8	$1,442.3	$362.2	$368.9	$368.7

Schedules may not add due to rounding.

Page	14	of 14